EXHIBIT 10.24


               CH2M HILL COMPANIES, LTD. DEFERRED COMPENSATION
                                TRUST AGREEMENT


     WHEREAS, the Company has established the Plans, which provide for payment by the Company of certain benefits to certain employees of the Company; and

     WHEREAS, the Company wishes to establish a trust to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay the benefits under the Plans;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA;

     NOW, THEREFORE, the Company agrees as follows, effective as of the date below:


                                 ARTICLE 1
                                DEFINITIONS

     For purposes of this Trust, unless the context requires otherwise, the following words and phrases shall have the meanings indicated below:

     1.1 Affiliate means any wholly owned subsidiary designated by the Company to be a participating employer in the Plan.

     1.2 Code means the Internal Revenue Code of 1986, as amended.

     1.3 Committee means the Compensation and Work Force Committee appointed by the Board of Directors of the Company.

     1.4 Company means CH2M Hill Companies, Ltd.

     1.5 Employee means an employee who elects to participate in the Plans.

     1.6 ERISA means the Employee Retirement Income Security Act of 1974, as modified.

     1.7 General Creditor means an unsecured creditor, irrespective of whether such creditor may by law have a priority claim to distribution of, but not a security interest in, assets of an Insolvent debtor's estate.

     1.8 Grantor Trust means a trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

     1.9 Insolvent means

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     (a)   the Company's inability to pay debts as they mature;

     (b)   a general assignment for the benefit of the Company's creditors;

     (c) the voluntary commencement by the Company of any proceeding under Title 11 of the United States Code or any other law of any jurisdiction for the relief, liquidation or rehabilitation of debtors (all of which proceedings are hereinafter collectively referred to as "Insolvency Proceedings");

     (d) the making of an admission by the Company of any of the material allegations of or consenting to or acquiescing in a petition, application, motion or complaint commencing an Insolvency Proceeding or the seeking by the Company of the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of or for it or for a substantial part of its assets;

     (e) the involuntary commencement of an Insolvency Proceeding against the Company which is not fully stayed, timely controverted or dismissed within 120 days after the filing thereof; or

     (f) the appointment of or taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for the Company or of or for a substantial part of its assets.

     1.10 Plans means the CH2M Hill Companies, Ltd. Deferred Compensation Plan and/or the CH2M Hill Companies, Ltd. Executive Deferred Compensation Plan.

     1.11 Trust means the CH2M Hill Companies, Ltd. Deferred Compensation Trust Agreement.

     1.12 Trustee means Wells Fargo Bank West, National Association.

     1.13 Trust Fund means all money and other property, all investments and reinvestments or proceeds and all earnings and profits, less all payments and charges as authorized, to the Trust.


                                 ARTICLE 2
                       ESTABLISHMENT OF THE TRUST

     2.1 Establishment. The Company hereby establishes the Trust with the Trustee, to accept such sums of money and other property acceptable to the Trustee as shall be paid or delivered to the Trustee. The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of the Trust.

     2.2 Trust Irrevocable.  The Trust shall be irrevocable by the Company.


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     2.3 Acceptance by the Trustee.  The Trustee accepts the Trust on the terms and subject to the provisions set forth herein, and agrees to perform fully and faithfully all duties and obligations imposed upon it under this Trust.


                                 ARTICLE 3
                       LIMITATION ON USE OF FUNDS

     No part of the corpus or income of the Trust Fund shall be recoverable by the Company or used for any purpose other than for providing payments of Plan benefits, and defraying reasonable expenses of administration in accordance with the provisions of this Trust, until all such payments required by this Trust have been made. However, the Trust Fund shall at all times be subject to the claims of the General Creditors of the Company as set forth in
Article 7. Nothing in this Article shall be deemed to limit or prevent a return of amounts contributed to the Trust Fund which are determined to be contributed by mistake or the payment from the Trust Fund of expenses and other charges.

                                 ARTICLE 4
                       DUTIES AND POWERS OF THE TRUSTEE

     4.1 Investment Powers. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested in accordance with the directions of the Company. The Trustee need not distinguish between principal and income, and may follow any Company direction to hold the Trust Fund in a non-interest bearing account or to invest the Trust Fund in one or more of the following investment media:

            (a) to invest any part or all of the Trust Fund in any common or preferred stocks or other securities (including the investment of up to 100% of the Trust Fund in common stock of the Company), open-end or closed-end mutual funds, corporate bonds, notes, debentures, convertible debentures, commercial paper, or obligations insured or guaranteed as to principal and interest by the United States of America or an agency thereof;

            (b) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933;

            (c) time deposits, certificates of deposit, commercial paper, bankers' acceptances of banking institutions organized under the laws of any state, district or commonwealth of the United States of America, if such banking institution is a member of the Federal Reserve System and is, at the time the investment is made, rated at least an "A-1" or "P-1" by Standard and Poor's or Moody's; and

            (d) annuity or insurance contracts issued by an insurance or annuity company organized under the laws of any state, district or commonwealth of the United States of America, if such issuer is, at the time the investment is made, is licensed to do business in the United States of America.


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     The Company may delegate its power to direct the investment of the Trust
Fund to any investment adviser registered under the Investment Advisers Act of 1940 or to a "Bank" as defined in that Act. The Company or its delegate shall have the power to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

     The Trustee shall retain any common stock deposited by Company with Trustee. Company common stock shall be purchased and sold in the internal market maintained by Company. The Trust shall pay the commissions imposed in the internal market maintained by the Company.

     4.2 Funds Pending Investment. Absent receipt by the Trustee of a direction from the Company for the investment or reinvestment of funds which are received as contributions or transfers to the Trust and awaiting investment or which are from the sale of Trust assets and awaiting reinvestment, the Trustee shall cause such funds to be invested in shares of the money market fund acceptable to the Trustee as the Company may in writing to the Trustee specify for this purpose.

     4.3 Powers of the Trustee. At the direction of the Company, the Trustee shall have the following powers and authority with respect to property constituting a part of the Trust Fund:

     (a) To sell, exchange or transfer any Trust property at public or private sale for cash or on credit;

     (b) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any Trust property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

     (c) To deposit any Trust property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any Trust property so deposited;

     (d) To exercise any conversion privilege or subscription right available in connection with any Trust property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other such property which it may so acquire;


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     (e)   To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;

     (f) As reasonably required to perform its duties hereunder, to engage legal counsel, including counsel to the Company, an actuary, an administrator, or any other suitable consultant or agent, to consult with such counsel, actuary, administrator, consultant or agent with respect to the construction of the Trust, the duties of the Trustee hereunder, the record-keeping and the transactions contemplated by Trust, or any act which the Trustee proposes to take or omit, to rely upon the advice or direction of such counsel, actuary, administrator, consultant or agent, and to pay their reasonable fees, expenses and compensation;

     (g) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that the securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any securities with such a system and to hold any securities in bearer form;

     (h) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

     (i)   To transfer assets of the Trust Fund to a successor Trustee; and

     (j) To exercise, generally, any of the powers which an individual owner might exercise in connection with property, either real, personal or mixed, held by the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the Trust.

     All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights and dividend rights with respect to Trust assets will be exercised by the Company.

     4.4 Indemnification of the Trustee. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.


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                                 ARTICLE 5
                        PAYMENTS BY THE TRUSTEE

     5.1 Rights of Employee Unsecured. The establishment of the Trust and the payment or delivery to the Trustee of money or other property acceptable to the Trustee shall not vest in the Employee any right, title or interest in and to any assets of the Trust.

     5.2 Trust Payments. The Trustee shall make payments of benefits, as directed by the Company, to the Employee from the assets of the Trust pursuant to the terms of the Plan, if and to the extent such assets are available for distribution.

     5.3 Company Payments. The Company shall remain primarily liable to pay Plan benefits. However, the Company's liability to pay such amounts shall be reduced or offset to the extent of any payments made to the Employee from the Trust Fund. If the Trust Fund is not sufficient to make one or more payments of Plan benefits to the Employee, the Company shall make the balance of each such payment as it falls due, from its general assets.

     5.4 Determination of Non-Grantor Trust Status. Notwithstanding any other provision of this Trust, if at any time the Trust is finally determined by the Internal Revenue Service not to be a Grantor Trust, with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Code '' 671 through 679, or if the U.S. federal income tax is finally determined by the Internal Revenue Service to be payable by the Employee with respect to the entire value of the Trust Fund prior to the final distribution of the assets of the Trust to the Employee, then the Trust shall immediately terminate and the assets shall be liquidated and paid to the Employee in a lump sum cash payment as soon as practicable by the Trustee after receipt of written notification from the Company of the Internal Revenue Service action. Remaining assets, if any (less any expenses or costs), shall then be paid by the Trustee to the Company.

     5.5 Withholding. The Trustee shall deduct from each payment to the Employee under this Trust any U.S., state or local income, payroll or other taxes or charges which the Trustee may be required to deduct under applicable law. The Trustee shall be fully protected in relying upon information provided by the Company as to any U.S., state or local income, payroll or other tax withholding requirements.


                                 ARTICLE 6
                          FUNDING OF THE TRUST

     6.1 Contributions. The Company may make contributions of cash, common stock of the Company or property to the Trust Fund to be held, administered and disposed of by the Trustee as provided in this Trust.

     6.2 Return of Mistaken Contributions. If, at any time during the year following the date on which a contribution has been made, the Company notifies the Trustee in writing that any or all of the contribution was made due to a mistake of fact, then the amount of the contribution made due to the mistake of fact shall be returned from the Trust Fund to the Company.


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                                 ARTICLE 7
                  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                   TO EMPLOYEES WHEN COMPANY IS INSOLVENT

     7.1 Discontinuance of Payments. The Board of Directors of the Company shall immediately inform the Trustee in writing if the Company becomes Insolvent. When so informed, the Trustee shall immediately discontinue payments to the Employee, and shall hold all assets of the Trust Fund for the benefit of the Company's General Creditors.

     7.2 Notice and Determination of Insolvency. If the Trustee receives other written notice that the Company has become Insolvent, the Trustee shall determine within 60 days whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments to the Employee, shall hold the Trust assets for the benefit of the Company's General Creditors, and shall resume payments to the Employee only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, assuming the Trustee initially determined the Company to be Insolvent) or after receipt of an order of a court of competent jurisdiction. In making its determination, the Trustee may rely on a letter from the Company's Controller, or its independent auditors, or on relevant information concerning the Company's solvency which has been furnished to the Trustee by any other person prior to receipt of such written notice. The Trustee shall have no duty to inquire whether the Company is Insolvent. In the case of the Trustee's actual knowledge or determination that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust Fund to satisfy claims of the Company's General Creditors as directed in writing by the Company or by a court of competent jurisdiction.

     7.3 Effect of Insolvency on Employee's Rights. In the event the Company is Insolvent, nothing in this Trust shall in any way enlarge or diminish the rights of the Employee to pursue his or her rights as a General Creditor of the Company with respect to his or her benefits under the Plan.

     7.4 Resumption of Payments. If the Trustee discontinues payments of benefits under the Plan from the Trust pursuant to this Article and subsequently resumes such payments, the first payment to the Employee following such discontinuance shall include the aggregate amount of all Plan benefits which would have been made to such Employee during the period of such discontinuance, less the aggregate amount of payments made to such Employee directly by the Company, in lieu of payments from the Trust Fund, during any such period of discontinuance. The Company shall instruct the Trustee as to the amount of benefits due pursuant to this Section.

     7.5 Change of Control. The Trustees' duties shall remain the same following a Change of Control (as defined in the Plan).


                                 ARTICLE 8
                      TAXES, COMPENSATION AND EXPENSES

     8.1 Payment of Taxes. The Company shall pay any and all taxes which at any time are lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust are not paid by the Company, the Trustee shall pay such taxes out of the Trust. The Trustee shall if requested by the Company, or may, in its discretion, contest the validity of taxes in any manner deemed appropriate by the Company, but at the Company's expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. In the alternative, the Company may itself contest the validity of any taxes. The Trustee shall consult the Company prior to taking any action it is permitted to take under this Section with respect to taxes.

     8.2 Payment of Compensation and Expenses of Trustee. The Company shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing by the Company and the Trustee. The Company also shall pay the reasonable expenses incurred by the Trustee in the performance of its duties under this Trust, including but not limited to brokerage commissions and fees of counsel engaged by the Trustee. Such compensation and expenses shall be charged against and paid from the Trust to the extent the Company does not pay such amounts.


                                 ARTICLE 9
                          ADMINISTRATION AND RECORDS

     9.1 Record-Keeping, Tax Returns. The Trustee shall keep or, pursuant to its power to engage third parties, cause to be kept, accurate and detailed accounts of any investments, receipts, disbursements and other transactions. All necessary and appropriate records required to identify correctly and reflect accurately the financial status and transactions of the Trust and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Trustee and the Company shall agree. The Trustee shall notify the Company in advance of the Trustee's charges to prepare and file such report, and if the Company consents to such charges or does not object within 30 days, such charges shall be deemed reasonable expenses of the Trust.

     9.2 Annual Accounting. Within 90 days after the close of each calendar year, and within 90 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall provide the Company with a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such calendar year or other period. Unless the Company shall otherwise direct the Trustee in writing, the fair market value of the assets held in the Trust Fund shall be determined as of the last day of each calendar year based on the value established for the Internal Market (as defined in the Plan). Within 90 days after the close of each calendar year, the Trustee shall file with the Company the written report of the determination of the fair market value of the assets held in the Trust.

     9.3 Release from Liability. Upon the expiration of 90 days from the date of filing the account required by this Article, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in the account except with respect to any acts or transactions as to which the Company shall within such 90-day period file with the Trustee written objections.

     9.4 Judicial Settlement. Nothing contained in the Trust shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts. Upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties in addition to the Trustee shall be the Company and the Employee.

     9.5 Delivery of Records to Successor Trustee. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of the Trust.


                                 ARTICLE 10
                 REMOVAL OR RESIGNATION OF THE TRUSTEE

     10.1 Removal. At any time the Company may remove the Trustee with or without cause, upon at least 30 days' notice in writing to the Trustee.

     10.2 Resignation. The Trustee may resign at any time upon at least 30 days' notice in writing to the Company.

     10.3 Final Accounting. In the event of removal or resignation of the Trustee, the Trustee shall file with the Company a written account as provided in Article 9 for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account. If written objections to the account are not filed as provided in Article 9, the Trustee shall to the maximum extent permitted by applicable law be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in the account.

     10.4 Appointment of Successor Trustee. Within 30 days after notice of removal or resignation of the Trustee, the Company shall designate a successor Trustee. Each successor Trustee shall have the powers and duties conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of the designation, the resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to the Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.


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                                 ARTICLE 11
                           MISCELLANEOUS PROVISIONS

     11.1 Enforcement of Trust. The Company shall have the right to enforce any provision of this Trust, and the Employee shall have the right as beneficiary of the Trust to enforce any provision of this Trust that affects any legal right, title and interest of the Employee in the Trust. In any action or proceedings affecting the Trust the only necessary parties shall be the Company, the Trustee and the Employee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.

     11.2 Termination or Amendment of Trust. The Trust shall terminate when all payments which have or may become payable pursuant to the terms of the Plan have been made or the Trust Fund has been exhausted, and any remaining assets shall then be paid by the Trustee to the Company. The Company, by action of the Board of Directors, may amend the provisions of the Trust with the written consent of the Trustee, but without the consent of the Employee. However, no amendment shall be permitted if it would cause the Trust to cease to constitute a Grantor Trust. The Company shall promptly furnish the Trustee with a copy of all amendments to the Plan.

     11.3 Nonalienation. Except insofar as applicable law may otherwise require and as otherwise provided herein:

     (a) no amount payable from the Trust Fund to the Employee shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void;

     (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of the Employee.

     11.4 Notices. Any Notice required or permitted to be given under the Trust shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, to the following persons at the following addresses, or to such other person or other address as either party may designate by notice in writing to the other party:

     (a)   to the Company:    CH2M Hill Companies, Ltd.
                              Attn: General Counsel
                              6060 S. Willow Drive
                              Denver, CO   80222

     (b)   to the Trustee:    Wells Fargo Bank West, National Association
                              MAC C7301-027
                              1740 Broadway
                              Denver, CO   80274

     Any action of the Company pursuant to this Trust, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing, signed on behalf of the Company by a member of the Committee. The Trustee may rely on, and will be fully protected with respect to any action taken or omitted in reliance on any information, order, request, direction, instruction, approval, objection, or list delivered to the Trustee by the Company or, to the extent applicable under the Trust, by the Employee.

     11.5 Trust Binding on All Parties. The Trust shall be binding upon and inure to the benefit of the Company and the Trustee and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

     11.6 Headings. The article and section headings of the Trust are included for convenience only and shall not control the meaning or interpretation of any provision of the Trust.

     11.7 Governing Law. The Trust shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Colorado, to the extent not preempted by federal law.

     11.8 Counterparts. The Trust may be executed in any number of counterparts, each of which shall be deemed to be the original although the others are not produced.

     IN WITNESS WHEREOF, this Trust has been duly executed by the parties and shall be effective as of January 1, 2001.


                                    WELLS FARGO BANK WEST,
                                    NATIONAL ASSOCIATION
                                    Trustee


                                    By:____________________________________

                                    Title:_________________________________

                                    Date:__________________________________



                                    CH2M HILL COMPANIES, LTD.
                                    Plan Sponsor


                                    By:____________________________________

                                    Title:_________________________________

                                    Date:__________________________________